As filed with the Securities and Exchange Commission on May 1, 2026

 1940 Act File No. 811-23239

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 38	☒
(Check appropriate box or boxes.)

 AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
(Exact Name of Registrant as Specified in Charter)

220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, including Area Code: (817) 391-6100

Gregory J. Stumm, President
220 East Las Colinas Boulevard
Suite 1200
Irving, Texas 75039
(Name and Address of Agent for Service)

With copies to:
Kathy K. Ingber, Esq.
K&L Gates LLP
1601 K Street, NW
Washington, D.C. 20006-1600

EXPLANATORY NOTE

This Amendment No. 38 to the Registration Statement of American Beacon Institutional Funds Trust (the “Registrant”) on Form N-1A (File No. 811-23239) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement Amendment No. 37 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 26, 2026, under the 1940 Act (Accession No. 0001133228-26-002290) (“Registration Statement”), as pertaining to the Part A and the Part B of the Registration Statement.

The securities described in the Registration Statement are offered in a private placement that does not involve a “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (“1933 Act”), and Regulation D (including Rule 506(b)) thereunder, and have not been registered with or approved or disapproved by the Commission under the 1933 Act or any other regulatory authority of any jurisdiction, nor has the Commission passed upon the accuracy or adequacy of any part of the Registration Statement. Any representation to the contrary is a criminal offense.

The securities described in the Registration Statement are being offered for investment only to qualified plans, investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act, and that are also “qualified purchasers” as defined in Section 2(a)(51) of the 1940 Act.

Amendment to the Part A and the Part B of the Private Placement Memorandum

May 1, 2026

Dear Investor,

The purpose of this amendment is to update Part A and Part B of the Private Placement Memorandum of the American Beacon Diversified Fund (the “Fund”), a series of American Beacon Institutional Funds Trust (the “Trust”), dated March 1, 2026, as follows:

Effective September 30, 2026, Kevin O’Neil of Brandywine Global Investment Management, LLC (“Brandywine Global”) is added as a Portfolio Manager for the Fund. In addition, effective September 30, 2026, Jack P. McIntyre of Brandywine Global no longer serves as a Portfolio Manager for the Fund. Accordingly, effective as of September 30, 2026, all references to Mr. McIntyre in the Part A and Part B of the Private Placement Memorandum are removed, and the following changes are made to the Part A and Part B of the Private Placement Memorandum:

I.	On page 9 of the Part A of the Private Placement Memorandum, under the heading “Portfolio Managers”, the information regarding Brandywine Global is deleted and replaced with the following:

Tracy Chen Portfolio Manager Since 2020	Kevin O’Neil Portfolio Manager Since 2026
Brian Kloss Portfolio Manager Since 2020	Anujeet Sareen Portfolio Manager Since Fund Inception (2017)
Paul Mielczarski Portfolio Manager Since 2025

II.	On page 27 of the Part A of the Private Placement Memorandum, under the heading “Fund Management – The Sub-Advisors – BRANDYWINE GLOBAL INVESTMENT MANAGEMENT, LLC (“Brandywine Global’’),” the second paragraph is deleted and replaced with the following:

Kevin O’Neil is a portfolio manager and senior research analyst on the Global Fixed Income team and is responsible for providing credit research and analysis. Mr. O’Neil joined Brandywine Global in 2002. He has served in a number of roles at Brandywine Global. Most recently, Mr. O’Neil served as Vice President of Brandywine Global’s Investment Performance Analysis team. As part of this role, Mr. O’Neil supported the investment process from both a quantitative and fundamental standpoint, providing portfolio analytics and risk oversight while also aiding in the implementation of client portfolios. Prior to his tenure at Brandywine Global, Mr. O’Neil was an investment accountant at PFPC Inc. (2000-2002). Mr. O’Neil earned a B.S. in Business Administration from James Madison University.

III.	On page 53 of the Part B of the Private Placement Memorandum, under the heading “Portfolio Managers,” under Brandywine Global Investment Management, LLC, the table relating to Brandywine is deleted and replaced with the following:

	Number of Other Accounts Managed and Assets by Account Type			Number of Accounts and Assets for which Advisory Fee is Performance-Based
Name of Investment Advisor and Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Brandywine Global Investment Management, LLC
Tracy Chen	11 ($3.8 bil)	42 ($10.1 bil)	41 ($15.4 bil)	None	2 ($264 mil)	8 ($8.7 bil)
Brian Kloss	11 ($3.8 bil)	42 ($10.1 bil)	41 ($15.4 bil)	None	2 ($264 mil)	8 ($8.7 bil)
Paul Mielczarski*	9 ($3.2 bil)	27 ($5.2 bil)	32 ($13.5 bil)	None	1 ($74.7 mil)	7 ($7.8 bil)
Anujeet Sareen	11 ($3.8 bil)	42 ($10.1 bil)	41 ($15.4 bil)	None	2 ($264 mil)	8 ($8.7 bil)
Kevin O’Neil**	3 ($0.78 bil)	6 ($1.6 bil)	10 ($2.6 bil)	None	N/A	N/A

* The number of accounts and assets for Mr. Mielczarski is shown as of December 31, 2025.

** The number of accounts and assets for Mr. O’Neil is shown as of March 31, 2026.

****************************************************************************

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH YOUR PRIVATE PLACEMENT MEMORANDUM FOR FUTURE REFERENCE.

PART C
OTHER INFORMATION

Item 28. Exhibits

Number		Exhibit Description
(a)	(1)	Certificate of Trust, dated January 11, 2017, is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, filed on March 17, 2017 (“Initial Registration Statement”)
	(2)	Amended and Restated Declaration of Trust, dated August 27, 2024, is incorporated by reference to Amendment No. 36 to the Initial Registration Statement, filed February 27, 2025 (“Amendment No. 36”)
(b)		Amended and Restated By-Laws, effective as of August 27, 2024, is incorporated by reference to Amendment No. 36
(c)		Not applicable
(d)	(1)

Management Agreement between American Beacon Institutional Funds Trust and American Beacon Advisors, Inc., dated December 29, 2023, is incorporated by reference to Amendment No. 31 to the Initial Registration  Statement, filed on February 23, 2024 (“Amendment No. 31”)

	(2)(A)

Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Barrow, Hanley, Mewhinney & Strauss, LLC, dated December 29, 2023, is incorporated by reference to Amendment No. 31

	(2)(B)

Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Brandywine Global Investment Management, LLC, dated December 29, 2023, is incorporated by reference to Amendment No. 31

	(2)(C)

Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc., and Hotchkis and Wiley Capital Management LLC, dated December 29, 2023, is incorporated by reference to Amendment No. 31

	(2)(D)

Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Lazard Asset Management LLC, dated December 29, 2023, is incorporated by reference to Amendment No. 31

	(2)(E)

Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Aristotle Capital Management, LLC, dated December 29, 2023, is incorporated by reference to Amendment No. 31

	(2)(F)

Investment Advisory Agreement among American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and WCM Investment Management, LLC, dated December 29, 2023, is incorporated by reference to Amendment No. 31

(e)		Not applicable
(f)		Not applicable
(g)	(1)

Custodian Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 24, 2017, is incorporated by reference to Amendment No. 1 to the Initial Registration Statement, filed on April 12, 2017 (“Amendment No. 1”)

	(2)

Class Action Filing Services Amendment to Custodian Agreement between American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated March 24, 2017, is incorporated by reference to Amendment No. 1

(h)	(1)	Transfer Agency Services Agreement between American Beacon Institutional Funds Trust and SS&C GIDS, Inc., dated February 1, 2023, is incorporated by reference to Amendment No. 31
	(2)(A)

Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund, and American Beacon Advisors, Inc., dated April 30, 2017, is incorporated by reference to Amendment No. 28 to the Initial Registration Statement, filed on February 27, 2023 (“Amendment No. 28”)

	(2)(B)

First Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund, and American Beacon Advisors, Inc., dated May 8, 2018, is incorporated by reference to Amendment No. 28

	(2)(C)

Second Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund, and American Beacon Advisors, Inc., dated August 26, 2018, is incorporated by reference to Amendment No. 28

	(2)(D)

Third Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund and American Beacon Advisors, Inc., dated March 26, 2019, is incorporated by reference to Amendment No. 28

Number	Exhibit Description
(2)(E)

Fourth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund and American Beacon Advisors, Inc., dated October 15, 2019, is incorporated by reference to Amendment No. 28

(2)(F)

Fifth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund and American Beacon Advisors, Inc., dated January 13, 2020, is incorporated by reference to Amendment No. 28

(2)(G)

Sixth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund and American Beacon Advisors, Inc., effective April 30, 2020, is incorporated by reference to Amendment No. 28

(2)(H)

Seventh Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund and American Beacon Advisors, Inc., effective July 31, 2020, is incorporated by reference to Amendment No. 28

(2)(I)

Eighth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund and American Beacon Advisors, Inc., effective September 10, 2020, is incorporated by reference to Amendment No. 28

(2)(J)

Ninth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund and American Beacon Advisors, Inc., effective September 30, 2020, is incorporated by reference to Amendment No. 28

(2)(K)

Tenth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund and American Beacon Advisors, Inc., effective November 2, 2020, is incorporated by reference to Amendment No. 28

(2)(L)

Eleventh Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, American Beacon Sound Point Enhanced Income Fund, American Beacon Apollo Total Return Fund and American Beacon Advisors, Inc., effective August 2, 2021, is incorporated by reference to Amendment No. 28

(2)(M)

Twelfth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust and American Beacon Advisors, Inc., effective May 23, 2022, is incorporated by reference to Amendment No. 28

(2)(N)

Thirteenth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust and American Beacon Advisors, Inc., effective January 31, 2023, is incorporated by reference to Amendment No. 28

(2)(O)

Fourteenth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust and American Beacon Advisors, Inc., effective as of August 15, 2023, is incorporated by reference to Amendment No. 31

(2)(P)

Fifteenth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust and American Beacon Advisors, Inc., effective as of January 19, 2024, is incorporated by reference to Amendment No. 31

(2)(Q)

Sixteenth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust and American Beacon Advisors, Inc., effective May 1, 2024, is incorporated by reference to Amendment No. 32 to the Initial Registration Statement, filed May 1, 2024

(2)(R)

Seventeenth Amendment to the Sub-Administrative Services Fee Agreement between American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust and American Beacon Advisors, Inc., effective as of October 21, 2024, is incorporated by reference to Amendment No. 36

(3)(A)

Securities Lending Authorization Agreement between American Beacon Funds and State Street Bank and Trust Company, dated February 16, 2017, is incorporated by reference to the Initial Registration Statement

(3)(B)

Joinder and First Amendment to Securities Lending Authorization Agreement between American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated June 21, 2017, is incorporated by reference to Amendment No. 15 to the Initial Registration Statement, filed on July 31, 2020 (“Amendment No. 15”)

(3)(C)

Second Amendment to Securities Lending Authorization Agreement  between American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated September 18, 2017, is incorporated by reference to Amendment No. 15

Number		Exhibit Description
(3)(D)

Third Amendment to Securities Lending Authorization Agreement between American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated October 31, 2018, is incorporated by reference to Amendment No. 15

(3)(E)

Fourth Amendment to Securities Lending Authorization Agreement between American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated September 6, 2019, is incorporated by reference to Amendment No. 15

(3)(F)

Fifth Amendment to Securities Lending Authorization Agreement between American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated May 12, 2020, is incorporated by reference to Amendment No. 15

(3)(G)

Sixth Amendment to Securities Lending Authorization Agreement between American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated May 27, 2020, is incorporated by reference to Amendment No. 15

(3)(H)

Seventh Amendment to Securities Lending Authorization Agreement between the American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, dated November 29, 2022, is incorporated by reference to Amendment No. 28

(3)(I)

Eighth Amendment to Securities Lending Authorization Agreement between the American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, effective January 31, 2023, is incorporated by reference to Amendment No. 28

(3)(J)

Ninth Amendment to Securities Lending Authorization Agreement between the American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, effective August 4, 2023, is incorporated by reference to Amendment No. 31

(3)(K)

Tenth Amendment to Securities Lending Authorization Agreement between the American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, effective May 1, 2024,  is incorporated by reference to Amendment No. 34 to the Initial Registration Statement, filed on July 19, 2024

(3)(L)

Eleventh Amendment to Securities Lending Authorization Agreement between the American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, effective October 14, 2024, is incorporated by reference to Amendment No. 36

(3)(M)

Twelfth Amendment to Securities Lending Authorization Agreement between the American Beacon Funds, American Beacon Institutional Funds Trust and State Street Bank and Trust Company, effective February 24, 2025, is incorporated by reference to Amendment No. 36

(4)(A)

Administrative Services Agreement    by and among American Beacon Funds, American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Parametric Portfolio Associates LLC, dated June 10, 2019, is incorporated by reference to Amendment No. 36

(4)(B)

First Amendment to Administrative Services Agreement    by and among American Beacon Funds, American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Parametric Portfolio Associates LLC, effective April 30, 2020, is incorporated by reference to Amendment No. 36

(4)(C)

Second Amendment to Administrative Services Agreement    by and among American Beacon Funds, American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Parametric Portfolio Associates LLC, dated August 19, 2022, is incorporated by reference to Amendment No. 36

(4)(D)

Third Amendment to Administrative Services Agreement    by and among American Beacon Funds, American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Parametric Portfolio Associates LLC, dated October 25, 2022, is incorporated by reference to Amendment No. 36

(4)(E)

Fourth Amendment to Administrative Services Agreement    by and among American Beacon Funds, American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Parametric Portfolio Associates LLC, effective as of August 9, 2023, is incorporated by reference to Amendment No. 36

(4)(F)

Fifth Amendment to Administrative Services Agreement    by and among American Beacon Funds, American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Parametric Portfolio Associates LLC, dated December 7, 2023, is incorporated by reference to Amendment No. 36

(4)(G)

Sixth Amendment to Administrative Services Agreement  by and among American Beacon Funds, American Beacon Institutional Funds Trust, American Beacon Advisors, Inc. and Parametric Portfolio Associates LLC, effective as of May 1, 2024, is incorporated by reference to Amendment No. 36

(i)		Not applicable
(j)		Not applicable
(k)		Not applicable
(l)		Not applicable
(m)		Not applicable
(n)		Not applicable

Number		Exhibit Description
(p)	(1)

Code of Ethics of American Beacon Advisors, Inc., American Beacon Funds, American Beacon Select Funds, American Beacon Institutional Funds Trust, and Resolute Investment Distributors, Inc., dated August 11, 2023, is incorporated by reference to Amendment No. 31

	(2)	Code of Ethics of Aristotle Capital Management, LLC, dated November 12, 2024, is incorporated by reference to Amendment No. 36
	(3)	Code of Ethics of Barrow, Hanley, Mewhinney & Strauss, LLC, as revised February 14, 2025, is incorporated by reference to Amendment No. 37, filed February 26, 2026 (“Amendment No. 37”)
(4)

Code of Ethics of Hotchkis and Wiley Capital Management, LLC, dated September 1, 2021, is incorporated by reference to Amendment No. 23      to the Initial Registration Statement, Filed on February 28, 2022 (“Amendment No. 23”)

	(5)	Code of Ethics and Personal Investment Policy of Lazard Asset Management LLC, is incorporated by reference to Amendment No. 37
	(6)	Code of Ethics of WCM Investment Management, LLC, as revised June 30, 2025, is incorporated by reference to Amendment No. 37
(7)

Code of Ethics for Brandywine Global investment Management, LLC, as revised February 2023, is incorporated by reference to Amendment No. 30 to the Initial Registration Statement, filed on January 2, 2024

Other Exhibits

Powers of Attorney for Trustees of American Beacon Funds, American Beacon Select Funds and American Beacon Institutional Funds Trust, effective as of January 31, 2026, incorporated by reference to Amendment No, 37

Item 29. Persons Controlled by or under Common Control with Registrant

None.

Item 30. Indemnification

Article VII of the Amended and Restated Declaration of Trust of the Trust provides that:

        Section 7.2     Limitation of Liability. No person who is or has been a Trustee or officer of the Trust shall be liable to the Trust, or a Series or a Shareholder for any action or failure to act or for any other reason except solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office of Trustee or officer, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any other person, including any officer, agent, employee, independent contractor or consultant, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may rely upon advice of legal counsel or other experts and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) the Trustees shall be entitled to rely upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or agent of the Trust, or by any other Person, as to matters reasonably believed to be within such Person’s professional or expert competence. The appointment, designation or identification of a Trustee as an expert on any topic or in any area (including an audit committee financial expert), or any other special appointment, designation or identification of a Trustee, shall not impose on that Trustee any standard of care or liability that is greater than that imposed on him as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

        All Persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust or any applicable Series that such Person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

        Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any Series or the Trustees or officers by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking or any Series made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Delaware Secretary of State and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

        Section 7.5           Indemnification.

(a) Subject to the exceptions and limitations contained in subsection (b) below;

(i) every person who is, or has been, a Trustee or an officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law, including the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii) Subject to the provisions of this Section 7.5, each Covered Person shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust or, as applicable, any Series, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust or, as applicable, any Series, by any Trustee or any of its officers, employees, or a service provider selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust or, as applicable, any Series.

(iii) as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b) To the extent required under the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, but only to such extent, no indemnification shall be provided hereunder to a Covered Person;

(i) who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Covered Person and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d) To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e) To the maximum extent permitted by applicable law, including Section 17(h) of the 1940 Act and the rules and regulations thereunder as amended from time to time and interpretations thereunder, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 7.5, shall be paid by the Trust or the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or a Series, as applicable, if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 7.5(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f) Any repeal or modification of this Article VII or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g) Notwithstanding any other provision in this Declaration of Trust to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 7.5 and any advancement of expenses that any Covered Person is entitled to be paid under Section 7.5(e) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article VII; provided that (a) any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees in their sole discretion deem fair and equitable; and (b) the Trustees may determine that any such liability, expense or obligation should not be allocated to one or more Series (and Classes), and such Series or Classes shall not be liable therefor as provided under Section 3.6(a) and (b).

        Section 7.6           Further Indemnification. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 8.3 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VII unless otherwise required under applicable law.

Numbered Paragraph 10 of the Management Agreement provides that:

10. Limitation of Liability of the Manager. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of the Manager, who may be or become an officer, Board member, employee or agent of the Trust shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee, or agent or one under the control or direction of the Manager even though paid by it. The U.S.

federal and state securities laws impose liabilities on persons who act in good faith, and, therefore, nothing in this Agreement is intended to limit the obligations of the Manager under such laws. This Paragraph 10 does not in any manner preempt any separate written indemnification commitments made by the Manager with respect to any matters encompassed by this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Aristotle Capital Management, LLC provides that:

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement, provided however, the Adviser agrees to indemnify and hold harmless, the Manager, any affiliated person within the meaning of Section 2(a)(3) of the Investment Company Act, and each person, if any, who, within the meaning of Section 15 of the Securities Act, controls the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the securities laws, any other federal or state law, at common law or otherwise, arising out of the Adviser’s responsibilities to the Trust which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Adviser’s obligations and/or duties under this Agreement by the Adviser or by any of its directors, officers, employees, agents, or any affiliate acting on behalf of the Adviser. The indemnification in this Section shall survive the termination of this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Barrow, Hanley, Mewhinney & Strauss, LLC provides that:

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement except with respect to claims which occur due to any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 11 of the Investment Advisory Agreement with Brandywine Global Investment Management, LLC provides that:

11. Liability of Adviser. No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with Hotchkis and Wiley Capital Management LLC provides that:

9. Liability of Adviser. No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 8 of the Investment Advisory Agreement with Lazard Asset Management LLC provides that:

8. Liability of Adviser. No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

Numbered Paragraph 9 of the Investment Advisory Agreement with WCM Investment Management, LLC provides that:

9. Liability of Adviser. The Adviser shall have no liability to the Trust, its shareholders or any third party arising out of or related to this Agreement, provided however, the Adviser agrees to indemnify and hold harmless, the Manager, any affiliated person within the meaning of Section 2(a)(3) of the Investment Company Act, and each person, if any, who, within the meaning of Section 15 of the Securities Act, controls the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the securities laws, any other federal or state law, at common law or otherwise, arising out of the Adviser’s responsibilities to the Trust which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Adviser’s obligations and/or duties under this Agreement by the Adviser or by any of its directors, officers, employees, agents, or any affiliate acting on behalf of the Adviser. The indemnification in this Section shall survive the termination of this Agreement.

Supplemental Limited Indemnification from the Manager

ABA shall indemnify and hold harmless Indemnitee, in his or her individual capacity, from and against any cost, asserted claim, liability or expense, including reasonable legal fees (collectively, “Liability”) based upon or arising out of (i) any duty of ABA under the Management Agreement (including ABA’s failure or omission to perform such duty), and (ii) any liability or claim against Indemnitee arising pursuant to Section 11 of the Securities Act of 1933, as amended, Rule 10b-5 under the Securities Exchange Act of 1934, as amended, and any similar or related federal, state or common law statutes, rules or interpretations. ABA’s indemnification obligations under this Letter Agreement shall be limited to civil and administrative claims or proceedings.

Item 31.I. Business and Other Connections of Investment Manager

American Beacon Advisors, Inc. (the “Manager”) offers investment management and administrative services to the Registrant. It acts in the same capacity to other investment companies, including those listed below.

Set forth below is information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of American Beacon Advisors, Inc. is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name; Current Position with American Beacon Advisors, Inc.	Other Substantial Business and Connections
Patrick J. Bartels; Director	Redan Advisors LLC: Managing Member

Name; Current Position with American Beacon Advisors, Inc.	Other Substantial Business and Connections
Rosemary K. Behan; Senior Vice President, Secretary and General Counsel

Resolute    Topco, Inc.:    Secretary (2015-Present)
Resolute Acquisition, Inc.:    Secretary (2015-Present)
Resolute Investment Managers, Inc.:    Senior Vice President (2021-Present)
Resolute Investment Distributors, Inc.: Secretary (2017-Present)
Resolute Investment Services, Inc.:    Senior Vice President (2021-2025), Secretary and General Counsel (2015-2025)
American Beacon Cayman Managed Futures Strategy Fund, Ltd.: Secretary (2014-Present)
American Beacon Cayman Multi-Alternatives Company, Ltd.:    Secretary (2023-2025)
American Beacon Cayman  TargetRisk  Company, Ltd.:    Secretary (2018-Present)
American Beacon Cayman Trend Company, Ltd.: Secretary (2023-Present)
American Beacon Funds Complex: Vice President, Secretary, and Chief Legal Officer (2006-Present)

Clay P. Bell; Vice President and Assistant Treasurer

Resolute Topco, Inc.: Vice President and Assistant Treasurer (February 2026-Present)
Resolute Acquisition, Inc.: Vice President and Assistant Treasurer (February 2026-Present)
Resolute Investment Managers, Inc.: Vice President and Assistant Treasurer (February 2026-Present)

Bernadette A. Bridy, Vice President, Chief Marketing Officer	American Beacon Funds Complex: Vice President (2026-Present)
Paul B. Cavazos; Senior Vice President and Chief Investment Officer	American Beacon Funds Complex: Vice President (2016-Present)
Jame Donath; Director	Greenscape Financial Group: Chairman Orange Grove Bio: Senior Advisor 114 Tenants Corp: President of the Board Norwood UK Restructuring Dinner: Co-Founder
Carmen E. Fahy; Assistant Secretary and Associate General Counsel

Resolute Investment Managers, Inc.:   Associate General Counsel (2025-Present)
Resolute Investment Distributors, Inc.: Assistant Secretary (March 2026-Present)
American Beacon Funds Complex: Assistant Secretary (March 2026-Present)
Office of the Solicitor, U.S. Dept. of Labor: Senior Trial Attorney (2023-2025)

Richard M. Goldman; Director	Becket Capital: Founder and Managing Partner AlphaTrai Asset Management: Director Marblegate Acquisition Corporation: Independent Corporate Director
Rebecca L. Harris; Chief Operating Officer and Senior Vice President

Resolute Investment Managers, Inc.: Chief Operating Officer (June 2024-Present) Senior Vice President (2021-May 2024, June 2024-Present), Director (May-June 2024), President (May-June 2024), Chief Executive Officer (May-June 2024)
Resolute Investment Services: Senior Vice President (2021-May 2024, June 2024-2025), Director (May-June 2024), President (May-June 2024), Chief Executive Officer (May-June 2024)
Resolute Acquisition, Inc.: Senior Vice President (January-May 2024, June 2024-Present), Director (May-June 2024), President (May-June 2024), Chief Executive Officer (May-June 2024)
Resolute Topco, Inc.: Senior Vice President (January-May 2024, June 2024-Present), Director (May-June 2024), President (May-June 2024) Chief Executive Officer (May-June 2024)
National Investment Services of America, LLC: Director (2022-Present)
RSW Investments Holdings LLC: Director (2022-Present)
Shapiro Capital Management LLC: Director (2022-Present)
SSI Investment Management LLC: Director (2022-Present)
American Beacon Advisors, Inc.: Chief Operating Officer (June 2024-Present), Senior Vice President (2021-May 2024), Director (May-June 2024), President (May-June 2024), Chief Executive Officer (May-June 2024)
American Beacon Funds Complex: President (May 2024-June 2024), Vice President (2022-May 2024, June 2024-Present)

Kirstin Hill; Director	Social Finance: President & COO
John J. Linnehan; Senior Vice President, Treasurer and Chief Financial Officer

Resolute    Topco, Inc.: Senior Vice President and Treasurer (February 2026-Present)
Resolute Acquisition, Inc.:   Senior Vice President and Treasurer (February 2026-Present)
Resolute Investment Managers, Inc.:    Senior Vice President, Treasurer and CFO  (February 2026-Present)

Name; Current Position with American Beacon Advisors, Inc.	Other Substantial Business and Connections
Terri L. McKinney; Senior Vice President, Enterprise Services

Resolute Investment Managers, Inc.:    Senior Vice President, Enterprise Services (2021-Present)
Resolute Investment Services, Inc.:    Senior Vice President, Enterprise Services (2021-2025)
Resolute Investment Distributors, Inc.:    Director and Vice President (2024-Present)
American Beacon Funds Complex: Vice President (2010-Present)

Donna S. Merchant, Vice President, Human Resources	Resolute Investment Managers: Vice President, Human Resources (2024-Present) Easter Seals Lone Star Texas: Governing Board of Directors, Board Member (2015-2025); Executive Committee (2023-2024)
Bo Ragsdale; Vice President, Information Technology	Resolute Investment Managers, Inc.: Vice President, Information Technology (2021-Present) Resolute Investment Services, Inc.: Vice President, Information Technology (2021-2025)
Christina E. Sears; Vice President and Chief Compliance Officer

Resolute Investment Managers, Inc.: Vice President (2017-Present)
Resolute Investment Services, Inc.: Vice President (2019-2025)
Resolute Investment Distributors, Inc.: Vice President (2017-Present)
American Private Equity Management, LLC: Chief Compliance Officer (2012-2024)
RSW Investments Holdings, LLC:  Chief Compliance Officer (2019-Present)
Shapiro Capital Management LLC: Chief Compliance Officer (2024-Present)
American Beacon Funds Complex: Chief Compliance Officer (2004-Present), Assistant Secretary (1999-Present)

Samuel J. Silver; Vice President and Chief Fixed Income Officer	American Beacon Funds Complex: Vice President (2011-Present)
Gregory J. Stumm; Director, President and Chief Executive Officer

Resolute Acquisition, Inc.: Director (June 2024-Present), President (June 2024-Present), Chief Executive Officer (June 2024-Present), Senior Vice President (2022-2024)
Resolute Topco, Inc.: Director (June 2024-Present), President (June 2024-Present), Chief Executive Officer (June 2024-Present)
Resolute Investment Services, Inc.: Director (June 2024-2025), President (June 2024-2025), Chief Executive Officer (June 2024-2025), Senior Vice President (2022-2024)
Resolute Investment Managers, Inc.: Director (June 2024-Present), President (June 2024-Present), Chief Executive Officer (June 2024-Present), Senior Vice President (2022-2024)
Resolute Investment Distributors, Inc.: President (2024-Present), Chief Executive Officer (2024-Present), Director (2022-Present), Senior Vice President (2022-2024)
National Investment Services of America, LLC: Director (June 2024-Present)
RSW Investments Holdings LLC: Director (June 2024-Present)
Shapiro Capital Management, LLC: Director (June 2024-Present)
SSI Investment Management, LLC: Director (June 2024-Present)
American Beacon Advisors, Inc.: Senior Vice President (2022-2024)
American Beacon Funds Complex: President (June 2024-Present), Vice President (2022-June 2024)

The principal address of each of the entities referenced above, other than, National Investment Services of America, LLC, RSW Investment Holdings LLC, Shapiro Capital Management LLC and SSI Investment Management LLC, is 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039. The principal address of RSW Investment Holdings LLC is 47 Maple Street, Suite 304, Summit, New Jersey 07901. The principal address of Shapiro Capital Management LLC is 3060 Peachtree Road NW #1555, Atlanta, Georgia 30305. The principal address of SSI Investment Management LLC is 2121 Avenue of the Stars, Suite 2050, Los Angeles, California 90067. The principal address of National Investment Services of America, LLC is 777  E. Wisconsin Avenue, Suite 2350, Milwaukee, Wisconsin 53202.

II. Business and Other Connections of Investment Advisers

The investment advisers listed below provide investment advisory services to the Trust.

American Beacon Advisors, Inc., 220 East Las Colinas Blvd., Suite 1200, Irving, TX 75039.

Aristotle Capital Management, LLC  (“Aristotle”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund. The principal address of Aristotle is 11100 Santa Monica Boulevard, Suite 1700, Los Angeles, CA 90025. Information as to the officers and directors of Aristotle is included in its Form ADV, as filed with the Securities and Exchange Commission (“SEC”) (CRD number 109876), and is incorporated herein by reference.

Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon Balanced Fund, American Beacon Large Cap Value Fund, American Beacon Mid-Cap Value Fund

and American Beacon Small Cap Value Fund, which are series of American Beacon Funds. The principal business address of Barrow is 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761. Information as to the officers and directors of Barrow is included in its Form ADV, as filed with the SEC (CRD number 105519), and is incorporated herein by reference.

Brandywine Global Investment Management, LLC (“Brandywine”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon Small Cap Value Fund, which is a series of American Beacon Funds. The principal address of Brandywine is 1735 Market Street, Suite 1800, Philadelphia, PA 19103. Information as to the officers and directors of Brandywine is included in its Form ADV, as filed with the SEC (CRD number 110783), and is incorporated herein by reference.

Hotchkis and Wiley Capital Management, LLC (“Hotchkis”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon Balanced Fund, American Beacon Large Cap Value Fund, and American Beacon Small Cap Value Fund, which are series of American Beacon Funds. The principal address of Hotchkis is 601 South Figueroa Street, 39th Floor, Los Angeles, CA 90017-5439. Information as to the officers and directors of Hotchkis is included in its Form ADV, as filed with the SEC (CRD number 114649), and is incorporated herein by reference.

Lazard Asset Management, LLC (“Lazard”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund, as well as American Beacon International Equity Fund, which is a series of American Beacon Funds. The principal address of Lazard is 30 Rockefeller Plaza, 56th Floor, New York, NY 10112. Information as to the officers and directors of Lazard is included in its Form ADV, as filed with the SEC (CRD number 122836), and is incorporated herein by reference.

WCM Investment Management LLC (“WCM”) is a registered investment adviser and is an investment sub-advisor for the American Beacon Diversified Fund. The principal address for WCM is 281 Brooks Street, Laguna Beach, CA 92651. Information as to the Officers and Directors of WCM is included in its Form ADV, as filed with the SEC (CRD number 104702) and is incorporated herein by reference.

Item 32. Principal Underwriter

Not applicable.

Item 33. Location of Accounts and Records

The books and other documents required by Section 31(a) under the Investment Company Act of 1940 are maintained in the physical possession of 1) the Trust’s custodian and fund accounting agent at State Street Bank and Trust Company, One Congress Street, Suite 1, Boston, Massachusetts 02114-2016; 2) the Manager at American Beacon Advisors, Inc., 220 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039; 3) the Trust’s transfer agent, SS&C GIDS, Inc., 330 West 9th St., Kansas City, Missouri 64105; 4)  Mastercraft, 3021 Wichita Court, Fort Worth, Texas 76140; or 5) the Trust’s investment advisers at the addresses listed in Item 31 above.

Item 34. Management Services

Not applicable.

Item 35. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 38 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and the State of Texas, on May 1, 2026.

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

By:	/s/ Gregory J. Stumm
Gregory J. Stumm
President

EXHIBIT INDEX

Type	Description
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